Delaware

The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF AMENDMENT OF "HARVEST OIL & GAS CORP.", FILED IN THIS OFFICE ON THE SEVENTH DAY OF MAY, A.D. 2020, AT 2:46 O`CLOCK P.M.

AND I DO HEREBY FURTHER CERTIFY THAT THE EFFECTIVE DATE OF THE AFORESAID CERTIFICATE OF AMENDMENT IS THE EIGHTH DAY OF MAY, A.D. 2020 AT 5 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE KENT COUNTY RECORDER OF DEEDS.

Jeffrey W. Bullock, Secretary of State

6898864 8100
SR# 20203583293

Authentication: 202895060
Date: 05-07-20

State of Delaware
Secretary of State
Division of Corporations
Delivered 02:46 PM 05/07/2020
FILED 02:46 PM 05/07/2020
SR 20203583293 - File Number 6898864

CERTIFICATE OF AMENDMENT
TO THE
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
HARVEST OIL & GAS CORP.

* * * *

Adopted in accordance with the provisions of §242 the General Corporation Law of the State of Delaware

* * * *

The undersigned, being an authorized officer of Harvest Oil & Gas Corp. (the "Company"), a corporation duly organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "DGCL"), DOES HEREBY CERTIFY as follows:

FIRST: The name of the Company is Harvest Oil & Gas Corp.

SECOND: The Amended and Restated Certificate of Incorporation of the Company is hereby amended by deleting Article IV, Section 4.1 in its entirety and substituting in lieu thereof a new Article IV, Section 4.1 to read as follows:

"**Section 4.1. Capitalization**. The total number of shares of all classes of stock that the Corporation is authorized to issue is 12,000,000 shares, consisting of (i) 2,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), and (ii) 10,000,000 shares of preferred stock, par value $0.01 per share ("Preferred Stock"). The number of authorized shares of any of the Common Stock or Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority in voting power of the stock of the Corporation entitled to vote thereon irrespective of the provisions of Section 242(b)(2) of the DGCL (or any successor provision thereto), and no vote of the holders of any of the Common Stock or Preferred Stock voting separately as a class shall be required therefor, unless a vote of any such holder is required pursuant to this Amended and Restated Certificate of Incorporation (including any certificate of designation relating to any series of Preferred Stock).

Reverse Stock Split. Upon this Certificate of Amendment becoming effective pursuant to the DGCL (the "Effective Time"), the shares of Common Stock issued and outstanding or held in treasury immediately prior to the Effective Time (the "Old Common Stock") shall be reclassified into a different number of shares of Common Stock (the "New Common Stock") such that each ten (10) shares of Old Common Stock shall be automatically reclassified into one (1) share of New Common Stock (the "Reverse Stock Split"). No fractional shares of Common Stock shall be issued in connection with the Reverse Stock Split. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock in connection with the Reverse Stock Split shall, with respect to such fractional shares, be entitled to receive cash, without interest, in lieu of fractional shares of Common Stock, in an amount equal to such fraction multiplied by the average of the closing sales price of the Common Stock during regular trading hours for the five

consecutive trading days immediately preceding the Effective Time (with such average closing sales prices being adjusted to give effect to the Reverse Stock Split). Each certificate that prior to such combination represented shares of Common Stock ("Old Certificates") shall, from and after the Effective Time, represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified, subject to the elimination of fractional share interests as described above."

THIRD: In accordance with Section 228 and Section 242 of the DGCL, this Certificate of Amendment to the Amended and Restated Certificate of Incorporation has been duly approved and adopted pursuant to a written consent by the stockholders of the requisite number of the issued and outstanding shares of capital stock of the Company entitled to vote thereon.

FOURTH: This Certificate of Amendment shall become effective at 5:00 p.m. (New York Time) on Friday, May 8th, 2020, in accordance with the provisions of Sections 103 and 242 of the DGCL.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment to the Amended and Restated Certificate of Incorporation on behalf of the Company on this 7th day of May, 2020.

HARVEST OIL & GAS CORP.

By: ______________________________

Name: Michael Mercer

Title: President, Chief Executive Officer and Director